UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                   ----------

                                    FORM 8-K
                                 CURRENT REPORT
                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

                                   ----------

                                January 22, 2003
                Date of Report (Date of earliest event reported)

                      Shenandoah Telecommunications Company
             (Exact name of registrant as specified in its charter)

           Virginia                       0-9881                54-1162807
(State or other jurisdiction of        (Commission           (I.R.S. Employer
incorporation or organization)         File Number)       Identification Number)

P.O. Box 459
Edinburg, VA                                                     22824
(Address of principal executive office)                       (Zip code)

       Registrant's telephone number, including area code: (540) 984-4141

Item 9. Regulation FD Disclosure

As it disclosed in a Current Report on Form 8-K dated November 21, 2002, on that date Shenandoah Telecommunications Company (the "Company") signed an agreement with Verizon Wireless to sell to Verizon Wireless, for $37 million, the Company's 66% general partner interest in the Virginia 10 RSA Limited Partnership ("VA 10"), currently held by the Company's subsidiary, Shenandoah Mobile Company. The agreement relating to this proposed sale was filed in a Current Report on Form 8-K/A dated November 25, 2002. Among other conditions, closing of the sale is subject to the approval of Alltel Communications, a limited partner of VA 10, and to the approval from the Federal Communications Commission ("FCC").

Alltel Communications granted its approval to the proposed transaction on December 31, 2002. On January 15, 2003, the FCC placed on public notice its consent to the proposed transfer of control of VA 10. Absent any appeals of the FCC's consent, the consent will become final on February 24, 2003.

The information in this Current Report on Form 8-K is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

                                   SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           Shenandoah Telecommunications Company

DATE: January 22, 2003
                                           /s/ Laurence F. Paxton
                                           -------------------------------------
                                           Laurence F. Paxton
                                           Vice President -Finance, Secretary
                                            and Treasurer